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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 26, 1998


                             CARIBBEAN CIGAR COMPANY
             (Exact name of Registrant as specified in its Charter)


      Florida                         0-21081                    65-0613303
(State or other juris-              (Commission                (IRS Employer
diction of incorporation)            File no.)               Identification No.)


              8305 NW 27th Street, Suite 111, Miami, Florida 33122
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (305) 267-3911






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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On March 26, 1998, the Audit Committee of the Board of Directors of the Registrant appointed Ahearn, Jasco + Company, P.A. ("AJC") as independent auditors of Registrant for the fiscal year ended March 31, 1998. See the Current Report of Registrant on Form 8-K for November 26, 1997, which reported that Grant Thornton LLP ("GT") informed the Registrant that it would not stand for re-election as the Registrant's firm of independent certified public accountants.

     GT's letter dated June 6, 1997 (Re: Reportable Conditions and Other Advisory Comments) noted certain internal control and structure matters that the former accountant considered reportable conditions under standards established by the American Institute of Certified Public Accountants.

     While no disagreement arose under the former accountant's letters, the Registrant has made available to the new independent accountants the former accountant's internal control letter, and has authorized and directed the former accountants to respond fully to the inquiries of the successor accountant concerning its internal control letter and freely share all relevant information arising from the prior audits.

     The Registrant has provided GT with a copy of this disclosure under Item 304(a)(3).


                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CARIBBEAN CIGAR COMPANY

                             /s/ Edward C. Williams
                             ---------------------------
                                 Edward C. Williams
                                 Chief Financial Officer

Date:  April 2, 1998